Exhibit 23.1

KPMG Huazhen LLP
25th Floor, Tower II, Plaza 66
1266 Nanjing West Road
Shanghai 200040
China
Telephone	+86 (21) 2212 2888
Fax	+86 (21) 6288 1889
Internet	kpmg.com/cn

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 24, 2023, with respect to the consolidated financial statements of ECARX Holdings Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Shanghai, People’s Republic of China

June 20, 2023